Exhibit 99.1

For Immediate Release

ISS AND GLASS LEWIS RECOMMEND SWS GROUP STOCKHOLDERS VOTE “FOR”

PROPOSED $100 MILLION CAPITAL RAISE

DALLAS – May 5, 2011- SWS Group, Inc. (NYSE: SWS) today announced that two of the nation’s leading proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), recommend that SWS Group stockholders vote “FOR” the issuance of warrants to each of Hilltop Holdings Inc. (NYSE: HTH) and Oak Hill Capital Partners (together, the “Investors”) pursuant to its definitive Funding Agreement with the Investors. ISS’ and Glass Lewis’ recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and other fiduciaries.

As previously announced, Hilltop and Oak Hill Capital have each agreed to invest in SWS Group through a $50 million loan, and SWS Group agreed to issue each of Hilltop and Oak Hill Capital a warrant to purchase shares of common stock of SWS Group. Upon exercise of the warrants, Hilltop Holdings and Oak Hill Capital would each own approximately 17 percent of the Company.

“We are pleased that ISS and Glass Lewis support the proposed capital raise, which will provide SWS Group with the capital necessary to address the challenges at our banking subsidiary, Southwest Securities, FSB, and help ensure its long-term strength,” said James H. Ross, Chief Executive Officer of SWS Group. “In addition, we believe this investment will enable us to grow other parts of our business and is an excellent opportunity for all stockholders to participate in the Company’s upside potential.”

In its May 4, 2011, report, ISS stated:

The company is firmly committed to seeing the Cease and Desist removed in a timely fashion and ensuring that the operations of its broker-dealer business are not adversely affected by the bank. Additionally, the growth of the bank and brokerage unit, both internally and through possible acquisitions, is limited and may be at risk without access to additional capital based on the company statements that indicated a lack of capital could negatively impact future growth of its businesses.

Because the process raises no red flags, the $100 million in funding is comparatively certain, and the strategic rationale – preparedness for continued deterioration in its CRE assets, while required by a regulatory order to maintain certain capitalization ratios – seems compelling, this proposed solution appears to be credible for preserving shareholder value. A vote FOR the proposal is therefore warranted.*

In its April 26, 2011, report, Glass Lewis stated:

Glass Lewis generally believes that decisions regarding a company’s business operations, such as financings or compensation arrangements, are best left to the judgment of the board…Accordingly, we recommend that shareholders vote FOR this proposal.*

A special meeting of SWS Group stockholders to consider and vote upon the proposed transaction will be held on May 18, 2011, at Renaissance Tower, 1201 Elm Street, Suite 4200, Dallas, Texas 75270, at 9:00 a.m., local time. All SWS Group shareholders of record at the close of business on April 7, 2011, are entitled to vote on the matters presented at the special meeting.

SWS Group’s Board of Directors has unanimously approved the transaction and recommends that all SWS Group stockholders vote “FOR” the proposed capital raise.

The extension of the loan and issuance of the warrants are conditioned on receipt of requisite regulatory approvals and consents, approval by the stockholders of SWS Group of the issuance of the warrants and the securities issuable upon the exercise of the warrants, maintenance by SWS Group of specified levels of deposits and other customary conditions. Closing of these transactions is expected in the third calendar quarter of 2011.

SWS Group stockholders are encouraged to read the Company’s definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed transaction and the reasons behind the Board of Directors’ unanimous recommendation that stockholders vote “FOR” the approval of the transaction.

SWS stockholders who have questions about the transaction or need assistance in submitting their proxy or voting their shares should contact the company’s proxy solicitor, MacKenzie Partners, located at 105 Madison Avenue, New York, NY 10016 at (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

Sandler O’Neill + Partners, L.P. is serving as financial advisor to SWS Group, and Andrews Kurth LLP is serving as its legal advisor.

About SWS Group

SWS Group, Inc. is a Dallas-based company offering a broad range of investment and financial services through its subsidiaries. The company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc., a national clearing firm, registered investment adviser and registered broker-dealer; SWS Financial Services, Inc., a registered investment adviser and a registered broker-dealer serving independent securities brokers and their clients, and Southwest Securities, FSB, one of the largest banks headquartered in the Dallas-Fort Worth metropolitan area.

Additional Information and Where to Find it

SWS Group has filed with the SEC a definitive proxy statement and other relevant materials in connection with the transaction with the Investors. The definitive proxy statement has been sent to the stockholders of SWS Group. Before making any voting decision with respect to the Investor transaction, stockholders are urged to read the proxy statement and the other relevant materials because they contain important information about the Investor transaction. The proxy statement and other relevant materials and any other documents filed by SWS Group with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or at SWS Group’s website at www.swst.com.

Participants

SWS Group and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the Investor transaction. Information concerning SWS Group’s executive officers and directors is set forth in its definitive proxy statement filed with the SEC on April 8, 2011. You can obtain free copies of these documents from SWS Group using the contact information above.

Forward Looking Statements

Certain information contained in the press release may include “forward-looking statements.” These forward-looking statements relate to the company’s plans for raising capital, including the closing of the transaction described in the press release. Such statements also relate to the potential success of the company’s future plans to strengthen its balance sheet. There can be no assurance that the company will be able to achieve its goals, close on the transaction with the Investors and obtain required capital, or that other actual results, performance or achievements of the company will not differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in or implied by the forward-looking statements include, but are not limited to, (1) our ability to complete the previously announced transaction, (2) our ability to attract new deposits and loans; (3) local, regional, and national economic conditions and events and the impact they may have on us and our customers; (4) increasing levels of classified assets, including nonperforming assets, which could adversely affect our earnings and liquidity; (5) market interest rate volatility; (6) changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including the terms of our Order to Cease and Desist entered into with the Office of Thrift Supervision; and (7) changes in accounting standards and interpretations. For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Forward-Looking Statements” in the company’s Annual Report on Form 10-K for the year ended June 25, 2010 and other filings with the Securities and Exchange Commission.

*	Permission to use quotation was neither sought nor obtained.

Contact:	Ben Brooks, Corporate Communications
SWS Group, Inc. (214) 859-6351, bdbrooks@swst.com
or
Steve Frankel / James Golden
Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449